Kingstone Companies, Inc. 15 Joys Lane Kingston, NY 12401 Phone: (845) 802-7900 Fax: (845) 853-1890 www.kingstonecompanies.com Contact: Barry Goldstein, CEO

News Release

Kingstone Companies Announces Third Quarter Results
Board Declares Quarterly Dividend of $.04/Share

Hewlett, New York—November 14, 2013--Kingstone Companies, Inc. (NASDAQ: KINS) reported its results for the period ended September 30, 2013.   (References are to the three months ended September 30, 2013 unless stated otherwise)

Kingstone Companies, Inc. continued to grow as direct premiums written for the quarter were $15.9 million, up 24.8% from Q3 2012. Net premiums earned were $6.1 million, up 38.7%.  Policies in force increased to 34,600, up 19.8%.  Net income was $1,662,000, or $.43 per diluted share, up from $448,000 and $.11 per share.  Net operating income was $1,600,000 or $.44 per share compared to $405,000 and $.12 per share.(1)  Book value per share was $4.47, an increase of $.38 or 9.3% from June 30, 2013.

The Company announced that its board declared a quarterly dividend of $.04 per share payable on December 13, 2013 to shareholders of record at the close of business on November 29, 2013.  This marks the tenth consecutive quarter of dividend distributions.

As previously announced, the Company filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 on October 15, 2013 for the proposed public offering of $15 million of its common stock. The Company intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the number of shares offered.  The Company intends to use the net proceeds of the offering to contribute to the surplus of Kingstone Insurance Company to support growth (subject to the approval of the NYS Department of Financial Services); to repay indebtedness; and for general corporate purposes, which may include acquisitions.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the registration statement can be accessed, when available, through the SEC’s website at www.sec.gov.

A copy of the preliminary prospectus related to the offering may be obtained, when available, from Sandler O'Neill + Partners, L.P., Attention: Syndicate Department, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, or by calling toll-free 1-866-805-4128 or emailing syndicate@sandleroneill.com.

Third Quarter 2013 Operating Highlights

•	Net income was $1,662,224, an increase of 271.8% over Q3 2012.
•	Direct premiums written were up by 24.8% over Q3 2012.
•	Net premiums written were up 28.6% and net premiums earned were up 38.7% over Q3 2012.
•	Ceding commission revenue increased by 33.2% versus Q3 2012.
•	Net investment income was $294,348, up 21.5% versus Q3 2012.
•	Net loss ratio was 39.8% as compared to 60.9% in Q3 2012.
•	Net underwriting expense ratio was 23.2% as compared to 25.3% in Q3 2012.
•	Net combined ratio was 63.0% as compared to 86.2% in Q3 2012.
_____________

1This measure is not based on U.S. generally accepted accounting principles (“GAAP”) and is defined and reconciled to the most directly comparable GAAP measure in “Information Regarding Non-GAAP Measures.”

Financial Highlights

	For the Three Months Ended September 30,					For the Nine Months Ended September 30,
	2013	2012	$ Change	% Change		2013	2012	$ Change	% Change
(000's except per share amounts and percentages)
Direct premiums written (1)	$15,926	$12,765	$3,161	24.8%		$44,652	$36,440	$8,212	22.5%
Net premiums written (1)	$7,156	$5,565	$1,591	28.6%		$18,121	$14,762	$3,359	22.8%
Net premiums earned	$6,126	$4,417	$1,709	38.7%		$15,425	$12,554	$2,871	22.9%
Ceding commission revenue	$3,612	$2,711	$901	33.2%		$8,239	$8,526	$(287)	(3.4	) %
Net investment income	$294	$242	$52	21.5%		$853	$740	$113	15.3%
Net income	$1,662	$447	$1,215	271.8%		$1,921	$1,773	$148	8.3%
Net income per diluted share	$0.43	$0.11	$0.32	290.9%		$0.49	$0.47	$0.02	4.3%
Weighted average diluted shares	3,888	3,936	(48)	(1.2	) %	3,903	3,884	19	0.5%
Comprehensive income	$1,580	$800	$780	97.5%		$1,302	$2,615	$(1,313)	(50.2	) %
Net operating income (1)	$1,600	$405	$1,195	295.1%		$1,625	$1,700	$(75)	(4.4	) %
Operating income per basic share (1)	$0.42	$0.11	$0.31	281.8%		$0.42	$0.45	$(0.03)	(6.7	) %
Net loss ratio	39.8%	60.9%	(21.1)%			52.8%	58.8%	(6.0)%
Net underwriting expense ratio	23.2%	25.3%	(2.1)%			31.5%	19.1%	12.5%
Net combined ratio	63.0%	86.2%	(2.3)%			84.3%	77.9%	6.4%

	As of September 30
	2013	2012	$ Change	% Change
Book value per share	$4.47	$4.60	$(0.13)	(2.8)%
Statutory surplus	$16,572	$15,854	$718	4.5%

____________________

1These measures are not based on GAAP and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

Management Commentary

Barry Goldstein, Chairman and CEO, stated “Our results speak for themselves.  We posted a record quarter on many metrics.  Revenues of $10.34 million were up 35.1% over Q3 2012, due to increases in net premiums earned of 38.7%, ceding commission revenue of 33.2% and net investment income of 21.5%.  Quarterly net income was $1,662,224.  This gave rise to an increase in book value of 9.3% as compared to June 30, 2013 and an annualized return on equity of over 40%.

Personal Lines, which include homeowners’ policies, accounted for 75% of our quarterly gross written premiums and grew by 31% over the prior year.  Commercial Lines, our second largest line of business, grew by 17% and accounted for 14% of gross premiums written.  Commercial Auto premiums declined by 19% following our tightening of underwriting standards and represented 6% of gross written premiums.  Livery physical damage and other niche lines now account for 4% of gross written premiums, with gross written premiums up 59% over Q3 2012.

The core measure of our growth, direct premiums written, grew by 24.8%.  Giving effect to the reduction in the ceding percentage on our Commercial Lines quota share treaty, along with more favorable pricing on our catastrophe and excess of loss treaties, net written premiums increased 28.6%.  Net premiums earned increased 38.7% aided in part by the one-time reconciliation of prior treaty reinsurance premiums discussed below.

Our third quarter financial results benefitted from our July 1, 2013 reinsurance renewals.  We achieved very advantageous terms, including a reduction in the ceding percentage of our Commercial Lines treaty from 40% to 25%, and an increase in the provisional and minimum ceding commission on our Personal Lines treaty to 40% and 40%, respectively, from 35% and 31%, respectively.  Ceding commission revenue grew by 33% over the prior year as a result of the improved terms on our reinsurance treaties and growth in gross premiums written.  A detailed explanation of the accounting for these changes to reinsurance will be included in footnote 6 to our Form 10-Q for the period ended September 30, 2013.

Our net loss ratio during the third quarter decreased to 39.8% from 60.9% in the comparable period in 2012. Such ratio was aided by benign weather conditions, which included no major storms, and benefited from improved Commercial Auto loss experience.”

Victor Brodsky, Kingstone’s CFO, added “While we had an excellent third quarter, there are two items of note that I want to specifically address.  First, following the expiration of the catastrophe and excess of loss reinsurance treaties on June 30, 2013, we reconciled the premiums expensed to the actual amounts earned for the treaty year.  This resulted in a reduction of $582,000 to premiums ceded to our catastrophe and excess of loss treaties, which was recognized in the third quarter as a one-time addition to net premiums earned.  This resulted in a non-recurring contribution of $.08 to our quarterly and year to date basic earnings per share.  This one-time addition to net premiums earned is included in the calculation of loss ratio and combined ratio, accounting for a reduction of 4.2% and 5.1%, respectively.  Additionally, interest rates at the end of the third quarter were marginally higher than at the end of the second quarter.  As a result, unrealized gains, net of income taxes at September 30, 2013, declined by $81,000 from the amount at June 30, 2013.  This caused a decline in book value per share of $.02.

The material financial effects of Superstorm Sandy, which occurred on October 29, 2012, concluded with the expiration on June 30, 2013 of the reinsurance treaties then in force.  The operating impact from Sandy included our receiving a total of 3,400 claims, of which more than 99.3% have been closed.  To date we have incurred gross losses and loss adjustment expenses of $16.5 million and net losses and loss adjustment expenses of $1.8 million.  Our dedicated employees handled one of the worst weather events in New York and provided excellent service to our producers and policyholders.”

An analysis of our gross premiums written, net premiums written, net premiums earned, net loss and loss adjustment expenses, and net loss ratios by major product type is shown below:

	For the Three Months Ended September 30,					For the Nine Months Ended September 30,
	2013	2012	$ Change	% Change		2013	2012	$ Change	% Change
(000's except percentages)
Gross premiums written:
Personal lines	$12,019	$9,192	$2,827	30.8%		$31,665	$24,743	$6,922	28.0%
Commercial lines	2,274	1,948	326	16.7%		7,056	5,904	1,152	19.5%
Commercial auto	991	1,229	(238)	(19.4	) %	4,031	4,517	(486)	(10.8	) %
Livery physical damage and other	659	415	244	58.8%		1,937	1,297	640	49.3%
Total	$15,943	$12,784	$3,159	24.7%		$44,689	$36,461	$8,228	22.6%

Net premiums written:
Personal lines	$3,116	$2,258	$858	38.0%		$7,368	$5,939	$1,429	24.1%
Commercial lines	2,347	1,825	522	28.6%		4,915	3,353	1,562	46.6%
Commercial auto	1,056	1,087	(31)	(2.9	) %	3,972	4,242	(270)	(6.4	) %
Livery physical damage and other	637	395	242	61.3%		1,866	1,228	638	52.0%
Total	$7,156	$5,565	$1,591	28.6%		$18,121	$14,762	$3,359	22.8%

Net premiums earned:
Personal lines	$2,577	$1,827	$750	41.1%		$6,140	$5,039	$1,101	21.8%
Commercial lines	1,652	858	794	92.5%		3,794	2,039	1,755	86.1%
Commercial auto	1,359	1,338	21	1.6%		3,976	4,240	(264)	(6.2	) %
Livery physical damage and other	538	393	145	36.9%		1,515	1,236	279	22.6%
Total	$6,126	$4,416	$1,710	38.7%		$15,425	$12,554	$2,871	22.9%

Net loss and loss adjustment expenses:
Personal lines	$1,056	$696	$360	51.7%		$2,674	$1,953	$721	36.9%
Commercial lines	318	236	82	34.7%		748	680	68	10.0%
Commercial auto	805	1,251	(446)	(35.7	) %	3,291	3,524	(233)	(6.6	) %
Livery physical damage and other	25	308	(283)	(91.9	) %	871	626	245	39.1%
Unallocated loss adjustment expenses	235	200	35	17.5%		566	595	(29)	(4.9	) %
Total	$2,439	$2,691	$(252)	(9.4	) %	$8,150	$7,378	$772	10.5%

Net loss ratio:
Personal lines	41.0%	38.1%	2.9%			43.5%	38.8%	4.7%
Commercial lines	19.3%	27.5%	-8.2%			19.7%	33.3%	-13.6%
Commercial auto	59.2%	93.5%	-34.3%			82.8%	83.1%	-0.3%
Livery physical damage and other	4.6%	78.4%	-73.8%			57.5%	50.6%	6.9%
Total	39.8%	60.9%	-21.1%			52.8%	58.8%	-6.0%

Information Regarding Non-GAAP Measures

Direct premiums written - represents the total premiums charged on policies issued by the Company during the fiscal period in question.

Net premiums written - represents direct premiums written less premiums ceded to reinsurers.

	For the Three Months Ended September 30,					For the Nine Months Ended September 30,
	2013	2012	$ Change	% Change		2013	2012	$ Change	% Change
(000’s)
Direct and Net Premiums Written Reconciliation:
Direct premiums written	$15,926	$12,765	$3,161	24.8%		$44,652	$36,440	$8,212	22.5%
Assumed written premiums	17	19	(2)	(10.5	) %	37	22	15	68.2%
Ceded written premiums	(8,787)	(7,219)	(1,568)	21.7%		(26,568)	(21,700)	(4,868)	22.4%
Net written premiums	7,156	5,565	1,591	28.6%		18,121	14,762	3,359	22.8%
Change in unearned premiums	(1,030)	(1,148)	118	(10.3	) %	(2,696)	(2,208)	(488)	22.1%

Net premiums earned	$6,126	$4,417	$1,709	38.7%		$15,425	$12,554	$2,871	22.9%

Net operating income - is net income exclusive of realized investment gains, net of tax.  Net income is the GAAP measure most closely comparable to net operating income.  Management uses net operating income, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains, which may vary significantly between periods.  Net operating income is provided as supplemental information, is not a substitute for net income and does not reflect the Company’s overall profitability.

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
(000’s)
Net Operating Income Reconciliation:
Net income	$1,662	$448	$1,214	271.0%	$1,921	$1,774	$147	8.3%

Net realized gain on investments	94	66	28	42.4%	449	112	337	300.9%
Less tax effect on realized gains	32	23	9	39.1%	153	38	115	302.6%
Net realized gain on investments, net of taxes	62	43	19	44.2%	296	74	222	300.0%

Net operating income	$1,600	$405	$1,195	295.1%	$1,625	$1,700	$(75)	(4.4	) %

Net income per share - basic	$0.44	$0.12	$0.32	266.7%	$0.50	$0.47	$0.03	6.4%

Earnings and Diluted Earnings per Share Exclusive of Superstorm Sandy’s Financial Impact - is net income exclusive of the impact of Superstorm Sandy. Management uses earnings and diluted earnings per share exclusive of Superstorm Sandy’s financial impact, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including catastrophes, which may vary significantly between periods. Earnings and diluted earnings per share exclusive of Superstorm Sandy’s financial impact are provided as supplemental information, is not a substitute for net income and does not reflect the Company’s overall profitability.

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013

	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s)
Earnings and Diluted Earnings per Share Exclusive of Sandy's Financial Impact:
Net income	$1,662	$0.43	$1,921	$0.49

Sandy's financial impact
Ceding commission revenue	-		1,847
Reinsurance premiums	140		464
Total revenues	140		2,311
Total expenses	(124)		(344)
Income from operations before taxes	16		1,967
Income tax expense	5		669
Sandy's financial impact	11	$-	1,298	$0.33

Income from operations before taxes exclusive of Sandy's financial impact	$1,673	$0.43	$3,219	$0.82

Weighted average diluted shares outstanding	3,887,840		3,903,427

#          #          #

About Kingstone

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.